Exhibit 10.1

February 23, 2010

Marani Brands, Inc.
13152 Raymer Street North Hollywood, CA 91605

Attn: Margrit Eyraud, CEO Ara Zartarian, EVP

The undersigned, Ani Kevorkian, hereby resigns from the position as the Chief Financial Officer of Marani Brands, Inc. (the "Company"), effective as of February 23, 2010. I have made this decision in order to assist the Company in its continuing initiative to reduce its operational expenses, and to permit me to pursue other professional opportunities. I do intend to continue to serve in my capacity as a member of the Company's Board of Directors, in accordance with the Company's By-laws.

It has been a great pleasure to work for Marani Brands, Inc. and I know that I have benefited from the experience, and trust the Company has as well. I wish the Company and its management future success for the continued growth of the Company and will participate therein for as long as I continue to serve on the Company's Board of Directors

Sincerely
/s/ Ani Kevorkian
Ani Kevorkian
Board Member